UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 6, 2016

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On October 6, 2016, aTyr Pharma, Inc. (the “Company”) announced that additional clinical data from the Company’s Phase 1b/2 Trial (002) in adult patients with facioscapulohumeral muscular dystrophy (FSHD) were presented in a poster presentation at the 21st Internal Annual Congress of the World Muscle Society in Granada, Spain. The press release related to this announcement is attached as Exhibit 99.1

The information under this Item 7.01, including Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The poster referenced above is titled “A Randomized, Double-blinded, Placebo-controlled, Multiple Ascending Dose Study to Evaluate the Safety, Tolerability, Pharmacokinetics, Immunogenicity, and Biological Activity of ATYR1940 (Resolaris™) in Adult Patients with Facioscapulohumeral Muscular Dystrophy,” and is filed as Exhibit 99.2 and incorporated herein by reference.

The poster presentation includes additional detailed data from the Company’s adult FSHD (002) trial covering safety, tolerability, PK, and clinical assessments. Encouraging activity was seen in the patient-reported outcomes, known as the Individualized Neuromuscular Quality of Life Assessment (INQoL), and the physician-reported functional assessment Manual Muscle Testing (MMT).

Patients treated with Resolaris were generally improved compared with placebo as assessed by INQoL, with patients in cohort 3 (3.0 mg/kg for 12 weeks) showing the greatest improvement compared with cohort 1 and cohort 2 (0.3 mg/kg and 1.0 mg/kg for 4 weeks respectively). Patients in cohort 3 reported a ~9.9% improvement in INQoL compared with a ~15.6% worsening in the placebo group at week 14.  Five out of the six patients on Resolaris in cohort 3 showed overall improvement in their INQoL score at week 14, versus zero out of two patients on placebo.

A trend for improvement in MMT results with Resolaris treatment was also observed compared with placebo, especially in the upper limbs. In general, there was an association between changes in INQoL and MMT, whereby all patients who experienced an improvement in muscle function also showed improvement in INQoL scores. Patients in cohort 3 reported ~0.7% improvement in MMT compared with ~1.4% worsening in the placebo group at week 14. Three out of the six patients on Resolaris in cohort 3 showed overall improvement in their MMT score at week 14, versus zero out of two patients on placebo.

Item 9.01                                           Exhibits.

(d) Exhibits.

99.1	Press Release of aTyr Pharma, Inc. dated October 6, 2016.
99.2

Poster presentation titled “A Randomized, Double-blinded, Placebo-controlled, Multiple Ascending Dose Study to Evaluate the Safety, Tolerability, Pharmacokinetics, Immunogenicity, and Biological Activity of ATYR1940 (Resolaris™) in Adult Patients with Facioscapulohumeral Muscular Dystrophy.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/S/ JOHN D. MENDLEIN
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: October 6, 2016

INDEX TO EXHIBITS

99.1	Press release of aTyr Pharma, Inc. dated October 6, 2016
99.2

Poster presentation titled “A Randomized, Double-blinded, Placebo-controlled, Multiple Ascending Dose Study to Evaluate the Safety, Tolerability, Pharmacokinetics, Immunogenicity, and Biological Activity of ATYR1940 (Resolaris™) in Adult Patients with Facioscapulohumeral Muscular Dystrophy.”

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